Exhibit 10.2

Number:_______________

Internet Loan Information Intermediary

Funds Depository Agreement (Applicable to the Depository System under the Cooperation Mode of Payment Institutions)

July 2017

Party A: Bank of Shanghai Co., Ltd. Shi Nan Branch

Legal person: Hongbiao Zhang

Contact Address: No.1885 Qixin Road, Shanghai City

Contact: Bixin Gong

Tel: 86 21-52964780

Postal code: 201101

Party B (Internet Loan Information Intermediary): Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd.

Legal person: Zhaobin Wen

Contact: Wen Yang

Tel: 020-22198853

Postal code:

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Whereas:

Party B (hereinafter referred to as “Party B” or “Platform”) shall act as an intermediary for online lending information established in accordance with laws and regulations and effectively exist in the name of enterprise legal person, providing legal information intermediary services for investors and financiers like the legal investment and financing information display, needs matching of investment and financing, link organization and settlement of investment recharging, loan and repayment accredited by the platform in various ways.

Party A and Party B have reached the following agreement (hereinafter referred to as the agreement) on depository cooperation of online lending funds through friendly negotiation.

I. General Rules of Cooperation

Article 1. Party A and Party B both agree that consider each other as important business cooperation partner. To establish the long-term and stable cooperation relationship between bank and company, they shall be all committed to innovative cooperation and implementation of services focusing on funds depository, payment and settlement, customer resource sharing and various Internet finance services.

Both parties agree to regard the other party as an important business partner, commit to innovate and implement the service cooperation focusing on capital storage, payment and settlement, customer resource sharing and various Internet financial business fields, and build a long-term and stable cooperative relationship between banks and enterprises.

Article 2. Within the period of validity of this agreement, Party B agrees that Party A will be the only funds depository bank which will set up a platform-owned funds account for service management, platform risk emergency funds account(if needed), platform funds depository summary account and so on. Party A shall not change the funds depository bank without Party B’s consent.

Article 3. Party A agrees that to implement the Party B’s funds depository service according to the project scheduling. Party A provide value-added product for Party B’s owned funds based on the latest regulatory policy and Party A’s regulation.

Article 4. Party B shall provide the true and accurate transaction information and relevant legal documents, including but not limited to client’s information, transaction commands, loan information, charging services information, loan contract etc. of online loan information intermediary. Party A do not take the audit responsibility of loan project and the authenticity loan transaction information and is not responsible for the authenticity, veracity and integrality of the online loan information data. Party B shall be responsible for the business risks and losses caused by Party B’s intentional fraud, data falsification or data error.

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II. Cooperation Content

Article 5. Party A will mainly provide comprehensive finances service, including the third party bank depository of internet investment and financing funds to Party B and its platform users and its main content are as followed:

(one) Platform owned funds account, separate management and risk isolation for platform funds depository;

(two) Management on platform risk reserve account, and depository service (if needed);

(three) In the section of platform members’ registration and certification, Party A assists Party B on finishing real-name authentication of registered members, and meanwhile help the members already passed the authentication to set up transaction settlement funds management account which is the members’ sub-account under the platform funds storage and summary account;

(four) In the section of members’ account bonding, Party A can provide Party B with authenticity checking function of the members’ account name and bounding-planned debit card number, supporting the debit card number bounded as the number of members recharging and deposit withdrawing;

(five) In the section of platform members charging, Party A provides Party B’s platform members with charging function from the bank account bounded by the platform members to members’ sub account under the special account of platform loan funds depository, setting up the transaction password or other valid instruction verification methods, but only the formal review obligation of surface consistency is performed to certify the authenticity of the client’s funds and business authorization instructions. Most of the mainstream bank cards are supported.

(six) In the section of freezing biding money, Party A’s system supports for freezing multiple investors’ biding funds during the financing period. Party A will unfreeze the investor’s biding funds after confirming the financing obtainment and the actual transaction funds will automatically be transferred to financier’s account.

(seven) In the section of using transaction funds, Party A will store, manage, pay and check the funds of the investor, financier and guarantee based on this agreement and the instruction or business authorized instruction.

(eight) In the withdraw section, Party A’s system will provide the members in Part B’s platform with password setting for withdraw function and other valid instruction verification methods, but only the formal review obligation of surface consistency is performed to certify the authenticity of the client’s funds and business authorization instructions.

(nine) On the perspective of enquiry service, Party A’s system can provide complete information enquiry service for Party B’s platform. Party B’s platform can search the information of platform members’ sub-account and its charging and withdraw deposit information.

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(ten) On the perspective of reconciliations and settlement, Party A support the daily reconciliations and settlement with Party B, and will calculate the ledger of platform members’ sub-account according to the members’ information of daily transaction, the itemized account and last day’s balance. Party A will check with those information with Party B.

(eleven) On the perspective of service report, Party A provides the relevant report and statement of funds depository. To satisfy the Party B’s needs of increasing diaphaneity, Party A will decide the disclosure level according to the supervision and regulation.

(twelve) Party B shall use the payment channel provided by Fuiou for the payment and settlement transactions hereunder. The relevant agreement of collection, payment and settlement shall be separately signed by Party B and the third-party payment agency.

Article 6. The above-mentioned Article Five service content which belonged to main service content Party A can provide to Party B in the field of funds depository. The services Party B required and the services Party A actually achieved will both base on the system’s service function that agreed upon by Party B and Party A and after system is completed and put into production.

III. Commitments and Obligations of Both Parties

Article 7. Party B’s Commitments

(one) Party B’s establishment and existing shall be completely in full compliance with the latest laws and regulations, also strictly abode by “Internet Loan Information Intermediary Business Activities Management Interim Measures”, “Internet Loan Information Intermediary Record Registration Management Guide”, “Internet Loan Information funds depository Business Guide”. In the case of regulatory requirements or Party A needs relevant qualification documents of Party B according to the internal management regulations, Party B promises to provide Party A with relevant approvals or registration certificates;

(two) Party B shall make sure the authenticity, legality and integrity of the files needed to summit to Party A. Party B shall undertake legal liability that caused by the failure to perform the necessary audit obligations due to intent or negligence;

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(three) Party B shall commit to substantive review of the investors who registered in the service platform, the qualifications of the financiers, the authenticity of the information, and the authenticity and legitimacy of the investment and financing projects;

(four) Party B shall be committed that there are no violations and behaviors touched on the regulatory bottom line within its service content and operation mode, including illegal or disguised absorption of public deposits, illegal or disguised illegal fund-raising and other financial frauds, and disguised collection of funds to develop funds pool business;

(five) Party B shall commit to the daily operational safety and stability of its own service system, and bear the legal responsibility for the loss of investors’ funds due to problems in its own service system;

(six) To ensure that it meets the standards of business operation, Party B shall commit to complete the development and testing of the service system according to the agreed interface standards and specifications;

(seven) Party B shall commit to the authenticity, completeness, accuracy and legality of any payment instructions and any data submitted by Party A’s own service system; if such instructions or data information is inaccurate, untrue, or not If it is complete and illegal and may cause losses to related parties such as Party A or investors, Party B will bear all relevant responsibilities;

(eight) Party B shall commit to handle the transaction disputes with its customers, which includes complaints, refunds, etc. caused by false or obsolete service information or business content and other customer disputes and bear the relevant legal responsibility;

(nine) Party B shall commit to retain relevant transaction information and transaction certificate within five years after the expiration of the term of this agreement, which will be provided for Party A to read or consult when performing legal obligations such as anti-money laundering. For fraudulent transactions that may occur, Party B shall promise to cooperate with Party A to freeze or suspend related business for unused funds;

(ten) Party A’s prior consent shall be gained if Party B or any other third party wants to put any information (not limited to advertising, publicity and product introduction, etc.) on owned service website, or entrusted public or not public channels. Party B shall not use the depository bank for marketing publicity in addition to the necessary disclosure and regulatory requirements;

(eleven) Party B shall commit to its external publicity shall not exaggerate Party A’s responsibilities, including but not limited to the use of Party A’s “guarantee”, “revealing all the details”, “supervision” and other misleading words for propaganda, and may not use Party A for marketing publicity;

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(twelve) After the two parties completing the system docking and putting into production, if Party A does not breach the contract, Party B promises not to carry out third-party payment and fund depository services with other financial institutions and third-party payment companies during the validity period of the contract;

(thirteen) In its own business conduct and not because of Party A , if Party B involves in violations of laws and regulations and may cause reputation loss to Party A or cause Party A to be punished by the regulatory authorities, Party B shall bear all economic and legal responsibilities arising therefrom;

(fourteen) Party B shall commit to the scale and use of the financing shall be in compliance with the relevant regulations of “Internet Loan Information Intermediary Business Activities Management Interim Measures”, and provides Party A with latest and accurate new product’s information which need to report for examination and approval.

Article 8. Party B’s Obligations

(one) According to laws, regulations and contractual agreements, investors and financiers are provided with the collection and sorting of investment and financing information, screening, selecting, online publishing, and credit rating, investment and financing, financing consultation, online dispute resolution and other related services;

(two) Party B shall make necessary audits on the qualifications of investors and financiers, the authenticity of information, the authenticity and legitimacy of financing projects;

(three) Party B shall take measures to prevent fraud, discover fraud or other circumstances that harm the interests of investors, and timely announce and terminate relevant network investment and financing activities;

(four) Party B shall continue to carry out the activities of network investment and financing knowledge popularization and risk education, strengthen information leakage, guide investors to participate in online investment and financing in a small and scattered scale, and ensure that investors fully understand the investment and financing risks;

(five) In accordance with laws and regulations and relevant regulations on online lending, the relevant information shall be submitted. The information on creditor’s rights and debts related to online investment and financing shall be submitted to the relevant statistical department in time for registration;

(six) Party B shall properly keep the information and transaction information of investors and financiers, and must not delete or tamper with them, and must not illegally trade or disclose the basic information and transaction information of investors and financiers;

(seven) Performing the obligations of customer identification, suspicious transaction reports, customer identity data, transaction record and other anti-money laundering and anti-terrorism financing obligations according to law;

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(eight) Party B shall check daily with Party A to ensure the accuracy of system data;

(nine) Party B shall properly keep records of accounts, books, statements and other relevant information of the business activities of online loan funds, and relevant paper or electronic media information shall be kept for more than 5 years after the expiration of the loan contract;

(ten) Party B shall organize an independent audit of the client’s fund depository account and disclose the audit results to the client;

(eleven) Party B shall cooperate with relevant departments to prevent and investigate the work related to financial crimes;

(twelve) Party B shall do a good job on Internet information management, network and information security in accordance with relevant requirements;

(thirteen) Other obligations stipulated by the supervisory and regulatory agencies at all levels.

Article 9. Party A’s Commitment

(one) Party A shall commit to ensure the safety and stability of the daily operation of its own service system, and bears the funds’ loss of Party B users due to Party A’s own service system problems;

(two) Party A shall commit to complete the development and testing of its own service system in accordance with the agreed interface standards and specifications;

(two) Party A shall commit to complete the development and testing of its own service system in accordance with the agreed interface standards and specifications;

(three) Party A shall commit to the timeliness, accuracy and completeness of its services system on dealing with the legal instructions submitted by Party B or investors and financiers;

(four) According to the relevant requirements, the processing information and supporting documents related to the transaction construction shall be completely retained;

(five) Party A shall commit to accept and deal with the related issues such as transaction inquiry, data reconciliation and fund settlement for Party B and its users timely in the use of Party A’s depository service system.

Article 10. Party A’s Obligations

(one) Party A shall sign a fund deposit agreement with the internet Loan Information Intermediary to clarify their rights, obligations and liability for breaching the contract;

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(two) Party A shall manage and supervise the use of funds accounts with investors, financiers and guarantors of Party B’s platform. And deposit, transfer, account and supervise the funds of investors, financiers and guarantors according to the contract.

(three) Party A shall commit to the real-name account opening and performance of the contractual agreement and the formal review responsibility of the surface consistency of the investment and financing transaction instructions, but does not assume the substantive audit responsibility of the authenticity of the financing project and the loan transaction information;

(four) According to the relevant regulations of network lending, Party A shall submit data information and accept relevant supervision and management in accordance with the law.

Article 11. Anti-money Laundering Obligations

The two parties shall fulfill their anti-money laundering obligations in accordance with the laws and regulations such as “People’s Republic of China Anti-money Laundering Law” and “Financial Institutions Customer Identification and Customer Identity Data and transaction Records Preservation Management Measures” and the two parties shall provide mutual assistance to each other in carrying out anti-money laundering;

IV. Account’s Establishment and Management

Article 12 Party B shall designate Party A as the sole online loan fund depository bank, and Party A shall open a platform fund depository summary account (hereinafter referred to as the summary account) for Party B.

Account name: Shenzhen Hezhong Fortune Investment Management Co., Ltd.

Account number: 03003326194

Bank name: Bank of Shanghai Caobao Road Branch

Article 13 The nature of the fund in the summary account is the transaction funds which not belonged to Party B but Party B’s investors. It can only be used for the settlement of the investor’s top-up funds, wealth management of the balance, cash withdrawal, financing, lending, repayment and other purposes. Party B cannot use the funds in the summary account to provide guarantees. Party A shall not accept any form of guarantees for funds in this account, deductions for non-transactions, and other types of prohibitions as prescribed by the regulatory authorities.

Article 14 Party A shall provide Party B with a dedicated electronic banking service product to facilitate Party B’s timely understanding of the changes in the funds of the summary account and provide fund remittance services in compliance with the requirements and supervision of this agreement;

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Article 15 Party B sets the risk reserve account(if needed) and self-owned funds account which are used for Party B and specifically use for store the risk reserve and self-owned funds.

Account’s information is as followed:

Self-owned funds account:

Account name: Shenzhen Hezhong Fortune Investment Management Co., Ltd.

Account number: 03003326143

Bank name: Bank of Shanghai Caobao Road Branch

Risk reserve account:

Account name: Shenzhen Hezhong Fortune Investment Management Co., Ltd.

Account number: 51000751816

Bank name: Bank of Shanghai Caobao Road Branch

Article 16 The risk reserve account opened by Party B with Party A shall be supervised by Party A. If there is no risk event, the funds in the risk reserve account cannot be used. The use of funds in the risk reserve account must be approved by Party A before using it. Party B may apply to Party A to open a risk reserve account during the validity period of this agreement depending on the needs. The account information and the rules for the entry and exit of funds shall be subject to the additional agreement signed by Party A and Party B at that time.

V. Charge

Article 17. Internet Platform Deposit Function

(one) Subject to the terms of charging, charging standards and charging methods agreed on “Internet Platform Deposit Business Charge List”, Party B hereto shall, pay Internet platform deposit fee to Party A by the Appendix “Internet Platform Deposit Business Charge List”. Payment Institution and Internet Platform shall, in accordance with related Agreement, charge additional payment and settlement fees.

(two) Subject to the development of Internet platform Deposit business, Party A shall be entitled to adjust the terms of charging and charging standards agreed on “Internet Platform Deposit Business Charge List”, provided that any change of this Agreement shall be informed and consulted by Party B.

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VI. Confidentiality, Divulgence and Data Transference

Article 18. The Parties shall commit not to divulgate any data and information resulting from this Agreement during the execution of this Agreement. The one Party shall, without written consent of the other Party, not to divulgate any information to third Party, save with the consent of the laws and regulations, or other authorities. The clause shall be in force against Agreement changed, removed or abolished.

Party B hereto shall, without Party A’s written consent, commit not to divulgate financial service plan, technology interface and specification document provided by Party A to any third Party.

Article 19. It is mutually agreed that if, on the premise of keeping secret information, the Parties shall enhance bilateral communication and exchanges through providing different kinds of business information, economic and financial dynamic information, or Jointly holding business promotion conference, training, BBS introduction and so on.

Article 20. Party B shall, on its official website, fully disclose to investors the borrowers’ basic information, project information, risk assessment results, capital operation for unexpired projects and so on. The disclosure contents shall abide by the relevant provisions of laws and regulations about national secrets, trade secrets and personal privacy.

Article 21. Party B shall, in a prominent position on its official website, disclose operation and management information such as online matchmaking financing projects.

In compliance with the generally regulations for making public on annual reports, relevant laws and regulations, online lending supervision regulations, Party B shall, on its official website, set up information disclosure column on business activity management, regularly release information through public announcement.

Party B shall employ an accounting firm to audit investors and borrowers’ deposits, information disclosure, information technology fundamental infrastructure safety, business compliance and other important business parts. Party B shall hire a qualified information security assessment and certification institution to make information security implementation evaluation and authentication, and disclose audit and evaluation and certification results to investors and borrowers.

Party B shall introduce law firms, information system security evaluation and other third Party authority to evaluate the compliance of network information intermediaries and the operation of the information system.

Party B shall submit Announcement of the manuscripts and relevant documents, which are available for public inspection, for reference to the local financial regulatory authorities in the place where the industrial and commercial registration is registered.

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Party B shall, in the prominent position on the website, reminder investors and borrowers that commercial bank introduced acts as deposit agency, rather than acts as guarantor of online lending transactions and other relevant business behaviors. The commercial bank, shall not guarantee or promise the yield of lending principal and earnings, and not undertake investment risks. The investors shall take responsibility of the online lending investment at their own risk.

Article 22. Party B shall assure information authenticity, accuracy, integrality, and shall not have any false records, misleading statements or major omissions.

Article 23. In the process of stock data transference, Party B shall assure data accuracy and efficiency, and shall assure investors and financiers’ data integrality. Party B shall be in harmony with Party A’s stock capital transference. Party B shall monitor bank cards of investors and borrowers, in principle, Party B shall not allow investors and borrowers to replace original bound bank cards.

Article 24. Party A shall provide Party B with the capital storage report on a regular basis, Party A shall disclose Party B’s deposit and use of transaction settlement funds.

VII. Responsibility for Breach of Contract

Article 25. If, under the Agreement, either Party fails to perform its obligations and commitments, the behaviors shall be deemed as breach of Agreement, and breaching Party shall bear all the other Party’s direct losses caused by breaching behaviors.

Party B shall be liable for the direct capital losses by its fault under the Agreement.

Party B shall be liable for the risks and losses by its intentional fraud, falsification of data and data omission.

Party A shall, as an online lending deposit agency, not be deemed to guarantee online lending transactions and other relevant business behaviors. Party A shall not guarantee or promise the yield of lending principal and earnings, and not undertake investment risks.

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VIII. Miscellaneous

Article 26. Dispute Settlement

All disputes in connection with or in the execution of this Agreement shall be settled through mutual consultations between two Parties thereto. In case no settlement can be reached through consultations, the disputes shall be submitted to the court of Party A’s area for arbitration.

Any disputes with respect to the terms and conditions of this Agreement, including the existence, validity, alternation, performance, termination and interpretation thereof, and other questions arising from the Agreement, shall be resolved by the laws and regulations of the People’s Republic of China.

Article 27. Existence and Termination

(one) This Agreement shall come into force upon being signed and sealed by the legal representative (person in charge) or authorized agent of the Parties and affixed with the official seal or special seal of the Agreement. The Agreement shall be valid for one year after its effective date, and shall be renewable for further one year thereafter one month prior to the expiration of this Agreement.

(two) This Agreement shall be terminated in the following circumstances:

1. In the event that one Party breaches the Agreement and fails to perform the relevant obligations, and that Party has not made correction after receiving a written notice from the other Party.

2. If, under the Agreement, any irregularities arising out from the breach of Agreement to ruin Agreement.

3. Party B shall not meet regulatory requirements or not meet Party A’s entry standards.

4. Both Parties agree to terminate the Agreement through consultation.

Article 28. Notices and Delivery Terms

Documents, such as the notification, protocol, other relevant documents and legal documents related to disputes arising from the Agreement, shall be delivered to the mailing address listed on the first page of this Agreement in written form.

Any documents in connection with the first, second, and third execution procedures after the non-litigation stage and after disputes enter the proceedings stage shall be delivered to the aforesaid mailing address.

In case that one Party’s service of address, contact person and other matters changed, the other Party shall be notified in writing within two working days at the latest.

If one Party fails to inform the notification using aforesaid address, the service address confirmed in the Agreement shall still be deemed as the effective service address.

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If Party B fails to inform bank or the court of appeal of the change of service address forthwith, or the bank or the court of appeal continues to deliver files to the original service address, or changed address information provided by Party B is not accurate, or Party B refuses to accept files, then the date of return the files shall still be deemed as the date of delivery. In case of delivery files by post, the date of acquiring letter postmark shall be regarded as the date of delivery successfully. In case of delivery files by express, the date of receipt of addressee’s signature shall be regarded as the date of delivery successfully.

If Party B responds to the lawsuit and directly submits the confirmation of service address to the court, if the confirmation address is inconsistent with the above mentioned service address, the confirmation address shall prevail.

Article 29. Agreement’s documentation

This Agreement is made in quadruplicate, with each Party holding two copies and each copy having the same legal effect.

Article 30. In case of any conflicts between this Agreement and the tripartite Agreement on the “Tripartite Agreement for Bank of Shanghai Online Loan Transaction Fund Deposit” between Party A, Party B and the registered users of the online platform, this agreement shall prevail.

Party A (Bank Seal):	Party B (Company Seal):

[Bank of Shanghai Co., Ltd. Shi Nan Branch seal affixed hereto]	[Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd. seal affixed hereto]

Legal Representative/Authorized Representative (Signature of Seal) :	Legal Representative/Authorized Representative (Signature of Seal) :

/s/ Hongbiao Zhang	/s/ Zhaobin Wen

July 26, 2017	July 26, 2017

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